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                                                               Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Stockholders and Directors of Riverwood Holding, Inc.:

We consent to the use in this Registration Statement of Riverwood Holding, Inc. on Form S-1 of our report dated February 15, 2002 (April 23, 2002 as to
Note 28), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for derivative instruments and hedging activities) appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Riverwood Holding, Inc., listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
May 3, 2002